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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement of Beach First National Bancshares, Inc. on Form SB-2/A (No. 333-124782) of our report, dated January 21, 2005 related to the consolidated financial statements as of and for the years ended December 31, 2004, 2003, and 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ Elliott Davis LLC
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Columbia, South Carolina
May 26, 2005